Exhibit 99.1

For further information, contact:   Jennifer Melsheimer
                                    Investor Relations Manager
                                    847.394.8730


                     AMCOL INTERNATIONAL (NYSE:ACO) REPORTS
                46 PERCENT INCREASE IN DILUTED EARNINGS PER SHARE
                             OVER PRIOR YEAR QUARTER

ARLINGTON HEIGHTS, ILL., July 21, 2003--AMCOL International Corp. (NYSE:ACO) today reported that second quarter income was $5.7 million, or $.19 per diluted share, compared with $4.1 million, or $.13 per diluted share, in the prior year quarter. AMCOL reported net sales of $93.3 million for the quarter ended June 30, 2003, compared to $78.5 million for the same period in 2002.

For the six-month period ended June 30, 2003, net sales were $172.7 million compared to $135.9 million in the prior-year period. Net income was $8.6 million, or $.29 per diluted share, compared with $4.6 million, or $.15 per diluted share in 2002.

Larry Washow, president and chief executive officer said, "AMCOL's ability to deliver strong earnings growth has extended to a fifth consecutive quarter. Our financial results reflect improved performance in all of our operating segments. The stronger Euro and British Pound contributed approximately 10 percent of the increase in year-to-date sales and 6 percent of the increase in net income."

Washow continued, "Again, our minerals segment registered a notable increase in profitability, largely due to improved margins in our traditional businesses. The environmental segment enjoyed a surge in the European markets, showing growth in both sales and operating profits. Our smallest segment, transportation, has also shown an operating profit upswing which started at the beginning of the year."

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

AMCOL INTERNATIONAL CORP.
Q2 EARNINGS 2003
PAGE 2 OF 9

SEGMENT DISCUSSIONS

Minerals

The minerals segment, which accounted for approximately 57 percent of consolidated net sales for the second quarter, reported increased sales and operating profit of 19 percent and 37 percent, respectively. In year-over-year comparisons for the first six months, sales increased 32 percent, while operating profit increased 66 percent.

Washow noted, "With a sharp focus on the bottom line, we continue to fuel our growth while realizing a significant improvement in our margins. The momentum in this segment has been complimented this quarter by above average performances from both the International and Petroleum Products Groups. In the second quarter Colin Stewart Minchem (CSM) contributed 55 percent to the sales increase and less than 5 percent to the operating profit increase. Our overseas investments in Asia have also been showing a solid return."

Washow continued, "By leveraging the investment in our workforce and infrastructure, we were able to achieve strong operating income growth over and above our excellent top line growth."

Environmental

The Company's environmental segment, which accounted for approximately 36 percent of AMCOL's consolidated net sales for the 2003 quarter, registered a 16 percent increase in operating profit on 21 percent higher sales for the quarter ended June 30, 2003, compared to the same prior-year period. For the six-month period, operating profit increased 40 percent and sales increased 23 percent from the prior-year period.

Washow commented, "This quarter's results prove that we continue to be successful both in our operational initiatives and in our efforts to increase sales. Our environmental increase was due to several business groups' performance with the largest sales escalation coming from the international businesses."

Washow continued, "The Lining Technology Group's ability to enter a variety of new markets provides a sales environment which we expect to continue into the third quarter."

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

AMCOL INTERNATIONAL CORP.
Q2 EARNINGS 2003
PAGE 3 OF 9

Transportation

AMCOL's transportation operations accounted for approximately 10 percent of the Company's consolidated net sales, including inter-segment shipping revenue, for the current year second quarter. The segment also reported a 16 percent increase in sales and a 74 percent increase in operating profit for the three month period. Sales and operating profits for the six-month period increased 18 percent and 70 percent, respectively.

FINANCIAL OVERVIEW

Total short-term and long-term debt was $ 22.2 million at June 30, 2003 compared to $18.2 million at December 31, 2002. Debt represented 12.2 percent of total capitalization at June 30, 2003, compared to 10.7 percent at December 31, 2002.

General, selling and administrative expenses (G,S&A) increased by 16.2 percent for the six-month period and 13.8 percent for the second quarter. The largest component of the increase was CSM, with higher compensation, including expensing stock options, and employee benefit costs also contributing to the higher levels in G,S&A expenses in both reporting periods. The Company elected to adopt the expensing of stock options in the first quarter of 2003.

Shares outstanding at June 30, 2003, were approximately 28.3 million compared to approximately 27.9 million in the prior year. Weighted average common and common equivalent shares outstanding decreased by 2 and 3 percent for the quarter and six months ended June 30, 2003, respectively.

AMCOL's financial condition at June 30, 2003, included working capital of approximately $67.6 million and a current ratio of 2.17-to-1, compared to approximately $58.5 million and a current ratio of 2.11-to-1 at December 31, 2002.

Through the first six months of 2003, AMCOL repurchased approximately 267 thousand shares of its common stock at an aggregate cost of $1.6 million, or an average price of $5.99 per share. Approximately $3.7 million remains in the stock repurchase authorization approved by the Board of Directors in May 2002.

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

AMCOL INTERNATIONAL CORP.
Q2 EARNINGS 2003
PAGE 4 OF 9

This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.

AMCOL International, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Ameri-Co Logistics. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO.

AMCOL will hold an audio webcast at 11 a.m. EDT today with Larry Washow, Gary Castagna and Jennifer Melsheimer to discuss additional details regarding the Company's performance for the quarter and other forward-looking information. The session may be accessed at www.amcol.com. The webcast will be available for replay through the close of business on Friday, July 25, 2003 at which time a transcript of the webcast will be posted on the AMCOL website. .

================================================================================

Financial tables follow.

                         AMCOL INTERNATIONAL CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                                 (In Thousands)

                                                                 Six months ended                  Three months ended
                                                                     June 30,                           June 30,
                                                    2003              2002             2003               2002
                                                  -----------    ----------------   -----------    ------------------
Net sales                                         $   172,720      $   135,876      $    93,253        $    78,535
Cost of sales                                         130,900          103,955           70,057             59,267
                                                  -----------      -----------      -----------        -----------

     Gross profit                                      41,820           31,921           23,196             19,268

General, selling and administrative
     expenses                                          29,223           25,143           14,929             13,113
                                                  -----------      -----------      -----------        -----------

     Operating profit                                  12,597            6,778            8,267              6,155
                                                  -----------      -----------      -----------        -----------
Other income (expense):

     Interest expense, net                              (202)            (240)            (122)              (148)

     Other expense, net                                   164             (77)              132               (47)
                                                  -----------      -----------      -----------        -----------

                                                         (38)            (317)               10              (195)
                                                  -----------      -----------      -----------        -----------
     Income before income taxes and
        equity in income of joint ventures             12,559            6,461            8,277              5,960
Income taxes                                            4,269            2,325            2,814              2,149
                                                  -----------      -----------      -----------        -----------
     Income before equity in income
        of joint ventures                               8,290            4,136            5,463              3,811


     Income from minority interest and joint
       ventures                                           349              458              246                251
                                                  -----------      -----------      -----------        -----------

     Net income                                   $     8,639      $     4,594      $     5,709        $     4,062
                                                  ===========      ===========      ===========        ===========

Weighted average common shares outstanding         28,051,675       28,416,239       28,108,456         28,378,373
                                                  ===========      ===========      ===========        ===========
Weighted average common and common
     equivalent shares outstanding                 29,745,805       30,688,126       29,896,941         30,559,763
                                                  ===========      ===========      ===========        ===========

Basic earnings per share                          $      0.31      $      0.16      $      0.20        $      0.14
                                                  ===========      ===========      ===========        ===========

Diluted earnings per share                        $      0.29      $      0.15      $      0.19        $      0.13
                                                  ===========      ===========      ===========        ===========

Dividends declared per share                      $    0.070       $    0.035       $    0.040         $    0.020
                                                  ===========      ===========      ===========        ===========

                         AMCOL INTERNATIONAL CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                     (In Thousands, except number of shares)

                                                    June 30,       December 31,
                                                      2003             2002
                                                  -----------      ------------
ASSETS

Cash and cash equivalents                         $    13,110      $    15,597
Accounts receivable, net                               64,008           48,870
Inventories                                            38,227           38,854
Income tax receivable                                   1,628              717
Other current assets                                    8,662            7,095
                                                  -----------      -----------

     Total current assets                             125,635          111,133
                                                  -----------      -----------

Property, plant, equipment and reserves, net           80,081           81,847
                                                  -----------      -----------

Investments in and advances to joint ventures          12,841           12,419
Intangible assets                                       5,216            5,202
Other long-term assets                                 12,138           11,227
                                                  -----------      -----------

                                                  $   235,911      $   221,828
                                                  ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt              $    16,600      $    12,600
Accounts payable                                       15,569           17,918
Accrued liabilities                                    25,823           22,121
                                                  -----------      -----------

     Total current liabilities                         57,992           52,639
                                                  -----------      -----------

Long-term debt                                          5,616            5,573
                                                  -----------      -----------

Minority interest in subsidiaries                         612              615
Other long-term obligations                            11,858           11,618
                                                  -----------      -----------

                                                       12,470           12,233
                                                  -----------      -----------

Stockholders' equity                                  159,833          151,383
                                                  -----------      -----------

                                                  $   235,911      $   221,828
                                                  ===========      ===========
Common shares outstanding
     at the end of the period                      28,262,630       27,881,903
                                                  ===========      ===========

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                                 (In thousands)


                                                                 Six Months Ended
                                                                     June 30,
                                                                2003          2002
                                                              --------      --------
Cash flows from operating activities:
      Net income                                              $  8,639      $  4,594
      Adjustments to reconcile net income
            to net cash  provided by operating activities:
            Depreciation, depletion, and amortization            8,756         8,801
            Increase in current assets                        (17,221)       (8,770)
            Decrease in noncurrent assets                           35           165
            Increase (decrease) in current liabilities           1,353         (639)
            Increase in noncurrent liabilities                     240         1,264
            Other                                                (155)           815
                                                              --------      --------

            Net cash provided by operating activities
                                                                 1,647         6,230
                                                              --------      --------

Cash flows from investing activities:
      Acquisition of land, mineral reserves, depreciable
           and intangible assets                               (6,323)       (7,342)
      Acquisitions                                                 --       (16,805)
      Other                                                      (975)       (4,276)
                                                              --------      --------

            Net cash used in investing activities              (7,298)      (28,423)
                                                              --------      --------

Cash flows from financing activities:
      Net change in outstanding debt                             4,043        21,851
      Dividends paid                                           (1,968)         (994)
      Proceeds from exercise of stock options                    1,085         1,140
      Purchases of treasury stock                              (1,593)       (4,015)
                                                              --------      --------

            Net cash provided by financing activities            1,567        17,982
                                                              --------      --------

Effect of foreign currency rate changes on cash                  1,597         1,596
                                                              --------      --------

Net decrease in cash and cash equivalents                      (2,487)       (2,615)

Cash and cash equivalents at beginning of period                15,597        10,320
                                                              --------      --------

Cash and cash equivalents at end of period                    $ 13,110      $  7,705

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                 SEGMENT RESULTS
                                   (Unaudited)
                             (Dollars in thousands)

MINERALS                                              Quarter ended June 30,
                                            ------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                            -----------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------
Product sales                               $47,842                $40,741
Shipping revenue                              5,700                  4,397
                                            -------     -----      -------     -----
Net sales                                    53,542     100.0%      45,138     100.0%    8,404          18.6%
                                            -------     -----      -------     -----
Cost of sales-product                        37,345                 32,314
Cost of sales-shipping                        5,700                  4,397
                                            -------     -----      -------     -----
Cost of sales                                43,045      80.4%      36,711      81.3%
                                            -------     -----      -------     -----
     Gross profit                            10,497      19.6%       8,427      18.7%    2,070          24.6%
General, selling and
  administrative exp.                         4,615       8.6%       4,123       9.1%      492          11.9%
                                            -------     -----      -------     -----    ------
     Operating profit                         5,882      11.0%       4,304       9.5%    1,578          36.7%


ENVIRONMENTAL                                         Quarter ended June 30,
                                            ------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                            -----------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------

Product sales                               $31,270                $26,139
Shipping revenue                              2,643                  1,887
                                            -------     -----      -------     -----
Net sales                                    33,913     100.0%      28,026     100.0%    5,887          21.0%
                                            -------     -----      -------     -----
Cost of sales-product                        19,596                 16,117
Cost of sales-shipping                        2,643                  1,887
                                            -------     -----      -------     -----
Cost of sales                                22,239      65.6%      18,004      64.2%
                                            -------     -----      -------     -----
     Gross profit                            11,674      34.4%      10,022      35.8%    1,652          16.5%
General, selling and
  administrative exp.                         6,353      18.7%       5,440      19.4%      913          16.8%
                                            -------     -----      -------     -----
     Operating profit                         5,321      15.7%       4,582      16.3%      739          16.1%


TRANSPORTATION
                                                      Quarter ended June 30,
                                            ------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                            -----------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------

Net sales                                   $ 9,390      100.0%    $ 8,078     100.0%    1,312          16.2%
Cost of sales                                 8,365       89.1%      7,259      89.9%
                                            -------      -----     -------     -----
     Gross profit                             1,025      10.9%         819      10.1%      206          25.2%
General, selling and
  administrative exp.                           626       6.7%         590       7.3%       36           6.1%
                                            -------      -----     -------     -----
     Operating profit                       $   399       4.2%     $   229       2.8%      170          74.2%


CORPORATE
                                                      Quarter ended June 30,
                                            ------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                            -----------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------

Intersegment shipping revenues              $(3,592)                  $(2,707)
Intersegment shipping costs                  (3,592)                   (2,707)
                                            -------                   -------
     Gross profit                                --                        --
General, selling and
  administrative exp.                         2,415                     1,889              526          27.8%
Nanocomposites                                  920                     1,071             (151)        -14.1%
                                            -------                   -------             ----
     Operating loss                         $(3,335)                  $(2,960)            (375)        -12.7%

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                 SEGMENT RESULTS
                                   (Unaudited)
                             (Dollars in thousands)

MINERALS                                              Six months ended June 30,
                                           -------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                           ------------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------
Product sales                               $93,903                $71,801
Shipping revenue                              9,816                  7,027
                                            -------     -----      -------     -----
Net sales                                   103,719     100.0%      78,828     100.0%    24,891         31.6%
                                            -------     -----      -------     -----
Cost of sales-product                        73,956                 57,805
Cost of sales-shipping                        9,816                  7,027
                                            -------     -----      -------     -----
Cost of sales                                83,772      80.8%      64,832      82.2%
                                            -------     -----      -------     -----
     Gross profit                            19,947      19.2%      13,996      17.8%    5,951          42.5%
General, selling and
  administrative exp.                         9,148       8.8%       7,475       9.5%    1,673          22.4%
                                            -------     -----      -------     -----
     Operating profit                       $10,799      10.4%     $ 6,521       8.3%    4,278          65.6%


ENVIRONMENTAL                                         Six months ended June 30,
                                           -------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                           ------------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------

Product sales                               $53,223                $43,359
Shipping revenue                              4,179                  3,160
                                            -------     -----      -------     -----
Net sales                                    57,402     100.0%      46,519     100.0%   10,883          23.4%
                                            -------     -----      -------     -----
Cost of sales-product                        33,353                 27,036
Cost of sales-shipping                        4,179                  3,160
                                            -------     -----      -------     -----
Cost of sales                                37,532      65.4%      30,196      64.9%
                                            -------     -----      -------     -----
     Gross profit                            19,870      34.6%      16,323      35.1%    3,547          21.7%
General, selling and
  administrative exp.                        12,166      21.2%      10,802      23.2%    1,364          12.6%
                                            -------     -----      -------     -----
     Operating profit                       $ 7,704      13.4%     $ 5,521      11.9%    2,183          39.5%


TRANSPORTATION
                                                      Six months ended June 30,
                                           -------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                           ------------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------

Net sales                                   $18,187     100.0%     $15,462     100.0%    2,725          17.6%
Cost of sales                                16,184      89.0%      13,860      89.6%
                                            -------     -----      -------     -----
     Gross profit                             2,003      11.0%       1,602      10.4%      401          25.0%
General, selling and
  administrative exp.                         1,228       6.8%       1,147       7.4%       81           7.1%
                                            -------     -----      -------     -----
     Operating profit                       $   775       4.3%     $   455       2.9%      320          70.3%

CORPORATE                                             Six months ended June 30,
                                           -------------------------------------------------------------------
                                                   2003                  2002                2003 vs. 2002
                                           ------------------      -----------------    ----------------------
                                                                                        $ Change      % Change
                                                                                        ----------------------

Intersegment shipping revenues                  $ (6,588)             $(4,933)
Intersegment shipping costs                       (6,588)              (4,933)
                                                ---------             -------
     Gross profit                                    --                   --
General, selling and
  administrative exp.                              4,733                3,479            1,254          36.0%
Nanocomposites                                     1,948                2,240             (292)        -13.0%
                                                ---------             -------
     Operating loss                             $ (6,681)             $(5,719)            (962)        -16.8%